As filed with the Securities and Exchange Commission on June 20, 2001

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           COLUMBIA LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                         59-2758596
  (State or other jurisdiction                            I.R.S. Employer
of incorporation or organization)                      Identification Number)


                       100 NORTH VILLAGE AVENUE, SUITE 32
                        ROCKVILLE CENTRE, NEW YORK 11570
                    (Address of Principal Executive Offices)


                           COLUMBIA LABORATORIES, INC.
                         1996 LONG-TERM PERFORMANCE PLAN
                              (Full Title of Plan)

                                DAVID L. WEINBERG
                             CHIEF FINANCIAL OFFICER
                           COLUMBIA LABORATORIES, INC.
                       100 NORTH VILLAGE AVENUE, SUITE 32
                        ROCKVILLE CENTRE, NEW YORK 11570
                                 (516) 766-2847
       (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             MALCOLM E. LANDAU, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                              ---------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                 Proposed Maximum            Proposed Maximum
Title of Each Class of Securities to be      Amount to be          Offering                    Aggregate              Amount of
             Registered                      Registered(1)      Price Per Share(2)          Offering Price(2)      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      3,000,000 shares         $6.725                    $20,175,000             $5,043.75
===================================================================================================================================


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on June 15, 2001.

================================================================================


NY2:\1054813\03\MLWD03!.DOC\37965.0012

                                EXPLANATORY NOTE


The Columbia Laboratories, Inc. 1996 Long-Term Performance Plan (the "Plan") has been amended to increase the number of shares of common stock, par value $0.01 per share, of Columbia Laboratories, Inc. available for grants and awards thereunder, to 6,000,000. This Registration Statement relates to 3,000,000 of the shares covered by such Plan. The contents of the Registration Statement on Form S-8, File No. 333-34079, previously filed by the Company with the Securities and Exchange Commission with respect to shares covered by the Plan, are incorporated by reference herein and made a part hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville Centre, New York, on this 19th day of June, 2001.


                                    COLUMBIA LABORATORIES, INC.

                                     By: /s/ David L. Weinberg
                                         -------------------------------------
                                         David L. Weinberg
                                         Chief Financial Officer



                                POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Weinberg, acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                     Title                                        Date
               ---------                                     -----                                        ----
/s/ G. Frederick Wilkinson                                                                           June 19, 2001
---------------------------------              President, Chief Executive Officer
G. Frederick Wilkinson                     (Principal Executive Officer) and Director


/s/ David L. Weinberg                                                                                June 19, 2001
---------------------------------       Chief Financial Officer, Treasurer and Secretary
David L. Weinberg                         (Principal Financial and Accounting Officer)


/s/ William J. Bologna                                                                               June 19, 2001
---------------------------------
William J. Bologna                             Chairman of the Board of Directors


/s/ James J. Apostolakis                                                                             June 19, 2001
---------------------------------
James J. Apostolakis                        Vice Chairman of the Board of Directors


/s/ Jean Carvais                                                                                     June 19, 2001
---------------------------------
Jean Carvais                                                Director


/s/ Dominique de Ziegler                                                                             June 19, 2001
---------------------------------
Dominique de Ziegler                                        Director


/s/ John W. Gildea                                                                                   June 19, 2001
---------------------------------
John W. Gildea                                              Director


/s/ Max Link                                                                                         June 19, 2001
---------------------------------
Max Link                                                    Director


                                                                                                     June __, 2001
---------------------------------
Denis M. O'Donnell                                          Director


/s/ Selwyn P. Oskowitz                                                                               June 19, 2001
---------------------------------
Selwyn P. Oskowitz                                          Director


/s/ Robert C. Strauss                                                                                June 19, 2001
---------------------------------
Robert C. Strauss                                           Director


                                  EXHIBIT INDEX


EXHIBIT NO.                              DESCRIPTION
-----------                              -----------

4(a)    -      Restated Certificate of Incorporation, as amended
               (incorporated by reference to Exhibit 3.1 to the Registrant's
               Registration Statement on Form S-1 (File No. 33-31962)).

4(b)    -      Certificate of Amendment of Restated Certificate of
               Incorporation, as filed with the Delaware Secretary of State on May 31, 2000 (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-3 (File No.
               333-38230).

4(c)    -      Amended and Restated By-Laws (incorporated by reference to
               Exhibit 3.2 to Columbia's Annual Report on Form 10-K for the year ended December 31, 1998).

4(d)    -      Columbia Laboratories, Inc. 1996 Long-Term Performance Plan,
               as amended.

5       -      Opinion of Weil, Gotshal & Manges LLP.

23(a)   -      Consent of Goldstein Golub Kessler LLP.

23(b)   -      Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24      -      Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).